Exhibit 10.20











                                  CONSECO, INC.
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                     2005 Pay For Performance Incentive Plan
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                                  CONSECO, INC.
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                     2005 Pay For Performance Incentive Plan
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
                                                                                                  Page
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
1.       General........................................................................            1

2.       Definitions....................................................................            1

3.       Participation..................................................................            3

4.       Incentive Plan Awards..........................................................            4

5.       Administration.................................................................            6

6.       Miscellaneous..................................................................            6



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                                  CONSECO, INC.
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                     2005 Pay For Performance Incentive Plan
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1.   GENERAL

     (a) Purpose. This Conseco, Inc. 2005 Pay for Performance Incentive Plan (the "Plan" or "P4P") is intended to assist Conseco, Inc., a Delaware corporation (the "Company"), and its Affiliated Corporations in attracting, retaining, motivating and rewarding employees who occupy key positions and contribute to the growth and profitability of the Company and its Affiliated Corporations through the award of certain incentives. The Plan also is intended to enable the Committee to preserve the tax deductibility of incentive awards under Section 162(m) of the Code, and to advance the interests of the shareholders of the Company by providing performance-based incentives to eligible individuals.

     (b) Effective Date. The Plan shall become effective as of the date of its adoption by the Board of Directors of the Company, subject to stockholder approval, and shall continue in effect until terminated by the Board pursuant to
Section 6(a). No payment may be made hereunder prior to stockholder approval of the Plan.

2.   DEFINITIONS

     (a) "Affiliated Corporations" shall include members of the controlled group of corporations within the meaning of Section 1504 of the Code determined without regard to Section 1504(b).

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     (d) "Committee" means the committee designated by the Board to administer the P4P. With respect to Covered Employees for whom the P4P is intended to provide "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, any Committee must consist solely of two or more persons each of whom are "outside directors" within the meaning of Section 162(m) of the Code. To the extent the Committee delegates authority pursuant to Section 5(b), references to the Committee in the P4P shall, as appropriate, be deemed to refer to the Committee's delegate.

     (e)  "Company" means Conseco, Inc.

     (f) "Comparison Group" means the peer group of companies designated by the Committee as the Comparison Group relative to a given Performance Cycle, as described in Section2(o).

     (g) "Covered Employee" has the meaning given such term under Section 162(m) of the Code.

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                                  CONSECO, INC.
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                     2005 Pay For Performance Incentive Plan
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     (h) "Employer" means the Company and any Affiliated Corporation that employs a Participant.

     (i) "Fiscal Year" means the 12-month period beginning on each January 1 and ending on December 31 of the same calendar year.

     (j) "Incentive Percentage" means the number determined by the Committee as the percentage of a Participant's annual rate of salary in effect for the last full payroll period of the Performance Period to be paid as an Incentive Plan Award if the specified Performance Goals are achieved. The Committee may establish different Incentive Percentages for individual Participants or different classes of Participants, and/or the achievement of different levels of the Performance Goals.

     (k) "Incentive Plan Award" means an incentive compensation award under the P4P, payment of which is contingent and based upon the attainment of the Performance Goals with respect to a Performance Period.

     (l) "Participant" means an employee of an Employer participating in the Plan for a Performance Period as provided in Section 3.

     (m) "P4P" means the Conseco, Inc. Pay For Performance Incentive Plan, as it may be amended from time to time.

     (n) "Performance Goals" means the pre-established objective performance goals established by the Committee for each Performance Period. Solely with respect to Covered Employees for any Performance Period for which the P4P is intended to provide Qualified Performance-based Compensation, Performance Goals shall be established by the Committee no later than 90 days after the beginning of the Fiscal Year to which the Performance Goals relate (and in the case of a Performance Period shorter than a Fiscal Year, no later than the date on which 25% of the Performance Period has elapsed) and while the attainment of the Performance Goals is substantially uncertain. The Performance Goals may be based upon the performance of the Company, of any Affiliated Corporation, of a division thereof, and/or of an individual Participant, using one or more of the Performance Measures selected by the Committee. Separate Performance Goals may be established by the Committee for the Company or an Affiliated Corporation, or division thereof, or an individual. With respect to Participants who are not Covered Employees, the Committee may establish other subjective or objective goals, including individual Performance Goals, which it deems appropriate. The preceding sentence shall also apply to Covered Employees with respect to any Incentive Plan Award not intended at the time of grant to be Qualified Performance-based Compensation. Performance Goals may be set at a specific level, or may be expressed as a relative percentage to the comparable measure at comparison companies or a defined index.

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                                  CONSECO, INC.
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                     2005 Pay For Performance Incentive Plan
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     (o) "Performance Measure" means one or more of the following criteria, on which Performance Goals may be based, subject to Section 4(a): (1) gross or net revenue, premiums collected, new annualized premiums, and investment income, (2) any earnings or net income measure, including earnings from operations, earnings before taxes, earnings before interest and/or taxes and/or depreciation, statutory earnings before realized gains (losses), or net income available to common shareholders, (3) operating earnings per common share (either basic or diluted); (4) return on assets, return on investment, return on capital, return on equity, or return on tangible equity; (5) economic value created; (6) operating margin or profit margin; (7) net interest margin; (8) asset quality;
(9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, total market capitalization, business retention, new product generation, rate increase actions, geographic business expansion goals, cost targets (including cost of capital), investment portfolio yield, risk-based capital, statutory capital, BCAR, tax net operating loss utilization, customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, on a per share basis (either basic or diluted), as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

     (p) "Performance Period" means a Fiscal Year or other period of time (which may be longer or shorter than a Fiscal Year) set by the Committee.

     (q) "Qualified Performance-based Compensation" has the meaning given such term under Section 162(m) of the Code and the regulations promulgated thereunder.

3.   PARTICIPATION

Individuals eligible to participate in the P4P shall consist of officers and other employees of an Employer whom the Committee determines have the potential to contribute significantly to the success of the Company and its Affiliated Corporations. For each Performance Period the Committee shall determine which officers and other employees shall participate in the P4P. For any Performance Period for which Incentive Plan Awards are intended to be Qualified Performance-based Compensation, the Committee shall designate the Covered Employees eligible to participate in the P4P no later than the 90th day of the Fiscal Year (or, in the case of a Performance Period shorter than a Fiscal Year after no later than the date on which 25% of the Performance Period has elapsed), so long as the attainment of the Performance Goals is still substantially uncertain.

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                                  CONSECO, INC.
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                     2005 Pay For Performance Incentive Plan
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4.   INCENTIVE PLAN AWARDS

     (a) Determination of Incentive Plan Awards.

          The Committee shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, determine and certify in writing the degree to which each of the Performance Goals has been attained. Performance Goals shall, to the extent applicable, be based upon generally accepted accounting principles. The Committee may adjust Performance Goals to take into account the effect of the following, subject to Section 6(j): Changes in accounting standards that may be required by the Financial Accounting Standards Board, the Securities and Exchange Commission or any other rulemaking body after the Performance Goal is established; realized investment gains and losses; extraordinary, unusual, non-recurring or infrequent items; currency fluctuations; acquisitions; divestitures; litigation losses; financing activities; expenses for restructuring or productivity initiatives; other non-operating items; new laws, cases or regulatory developments that result in unanticipated items of gain, loss, income or expense; executive severance arrangements; and other items as the Committee determines to be required so that the operating results of the Company, division, or an Affiliated Corporation shall be computed on a comparative basis from Performance Period to Performance Period. Determination by the Committee or its designee shall be final and conclusive on all parties, but shall be based on relevant objective information or financial data. The Committee may also, in its discretion, adjust a P4P Award based on other factors it deems relevant and appropriate; provided, however, that the Committee may only exercise such discretion to reduce, and not to increase, a P4P Award unless such award was not intended to be Qualified Performance- based Compensation.


     (b) Eligibility and Amount of Incentive Plan Award.

          (i) To be eligible for payment of any P4P Award, the Participant must:
(x) have performed the Participant's duties to the satisfaction of the Committee; (y) have not engaged in any act deemed by the Committee to be inimical to the best interest of the Company or an Affiliated Corporation; and
(z) otherwise complied with Company and Employer policies at all times prior to the date the P4P Award is actually paid. No P4P Award shall be paid to any Participant who does not satisfy each of the above. In addition, unless the Committee determines otherwise, the Participant must be employed by the Company or an Affiliated Corporation on the day on which the P4P Award is scheduled to be paid in accordance with Section 4(c), except in the event termination is due to the Participant's death, disability (as defined in Section 422(c) of the Code) or retirement (after attainment of age 55), or a separate agreement entered into between the Participant and his or her Employer specifically provides otherwise; provided however, that no Participant shall receive such a P4P Award upon retirement or pursuant to a separate agreement entered into between the Participant and his or her Employer unless such award was not intended to be Qualified Performance-based Compensation. In the event of a Participant's death, disability or retirement, the P4P Award shall be prorated based upon the period of

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                                  CONSECO, INC.
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                     2005 Pay For Performance Incentive Plan
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employment during the Performance Period. The Committee may, in its sole discretion, reduce, eliminate or increase any P4P Award for any individual or group, except that the amount of any P4P Award intended to be Qualified Performance-based Compensation may not be increased above the amount determined under Section 4(a) hereof.

          (ii) The P4P Award shall be determined by multiplying the Incentive Percentage applicable to the Participant by the Participant's annual rate of salary in effect for the last full payroll period of the Performance Period to which the P4P Award pertains. In no event, however, will a P4P Award for a Covered Employee exceed $5,000,000 for a Fiscal Year Performance Period (or in the case of a Performance Period other than a Fiscal Year, an amount that bears the same ratio to $5,000,000 as the Performance Period bears to a Fiscal Year).

          (iii) The Committee shall have the discretion and authority to make adjustments to any P4P Award in circumstances where, during the Performance
Period: (1) a Participant leaves the Employer and is rehired as a Participant;
(2) a Participant is hired, promoted or transferred into a position eligible for P4P participation; (3) a Participant transfers between eligible P4P positions with different Incentive Percentages or Performance Goals; (4) a Participant transfers to a position not eligible to participate in the P4P; (5) a Participant becomes eligible for an incentive from another incentive plan maintained by the Company or Affiliated Corporation; (6) a Participant is on a leave of absence; and (7) similar circumstances deemed appropriate by the Committee, consistent with the purpose and terms of the P4P; provided however, that the Committee shall not be authorized to increase the amount of the P4P Award payable to a Covered Employee if the amount was intended to be Qualified Performance-based Compensation.

     (c) Payment of Award. Unless the Committee provides otherwise, P4P Awards will be paid in cash or cash equivalent within 75 days of the end of the applicable Performance Period to which the award pertains, but in no event prior to certification by the Committee as provided in Section 4(a) and in no event past the date that would otherwise qualify the P4P Award as a "short-term deferral" as that term is defined in Treasury Regulation 1.409A-1(b) promulgated under Section 409A of the Code. If any portion of a P4P Award payable to a Covered Employee that is intended to be Qualified Performance-based Compensation for any reason is not deductible, payment of that portion shall, at the Committee's discretion, be deferred until the earliest date it may be paid and deducted; provided however, that any such deferral shall be made in compliance with a plan designed to comply with the requirements of Section 409A of the Code. Further, if the Participant is on administrative suspension at the time payment would otherwise be made, payment shall be delayed until the matter is resolved by the Employer. No payment shall be made if the Committee determines the qualification requirements of Section 4(b)(i) have not been satisfied by the Participant.

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                                  CONSECO, INC.
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                     2005 Pay For Performance Incentive Plan
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 5.  ADMINISTRATION

     (a) General. The P4P shall be administered by the Committee. Subject to the provisions of the P4P, the Committee shall have full discretionary authority to administer and interpret the P4P, to exercise all powers either specifically granted to it under the P4P or as are necessary or advisable in the administration of the P4P, to decide the facts in any case arising under the P4P, to prescribe, amend and rescind rules and regulations relating to the P4P, to require performance reports on which it can base its determinations under
Section 4(a), and to make all other determinations necessary or advisable for the administration of the P4P, all of which shall be binding on all persons, including the Company, Affiliated Corporations, the Participants (or any person claiming any rights under the P4P from or through any Participant), and any shareholder of the Company. A majority of the Committee shall constitute a quorum, and, provided a quorum is present (or unanimous written consent is otherwise obtained), the Committee shall act pursuant to a majority vote of those present. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the P4P or any Plan Award.

     (b) Delegation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members, may delegate all or any part of its responsibilities and powers for administering the P4P to one or more persons as the Committee deems appropriate, and at any time revoke the allocation or delegation; provided however, the Committee may not delegate its responsibilities under the Plan relating to any Covered Employee's P4P Award intended to be Qualified Performance-based Compensation to the extent delegation is prohibited under Section 162(m) of the Code.


6. MISCELLANEOUS

     (a) Amendment and Termination.

          (i) The Board may at any time amend or terminate the P4P (in whole or in part) without the approval of the shareholders of the Company, except as otherwise provided in this Section 6(a). Neither the Company nor any Affiliated Corporation is obligated to continue this P4P.

          (ii) Unless terminated earlier by the Committee, the Plan shall terminate on the fifth anniversary of the effective date. No further P4P Awards may be granted under the Plan following the termination date, but outstanding P4P Awards for Performance Periods begun prior to the Plan termination date shall continue in accordance with their terms.

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                                  CONSECO, INC.
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                     2005 Pay For Performance Incentive Plan
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          (iii) Any amendment to the P4P that changes the class of individuals of an Employer eligible to participate, changes the Performance Measures or the formula used or increases the maximum dollar amount that may be paid to a Participant for a Performance Period shall not be effective with respect to Plan Awards to Covered Employees intended to be Qualified Performance-based Compensation unless the amendment is approved by shareholders before the Plan Award is paid.

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                                  CONSECO, INC.
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                     2005 Pay For Performance Incentive Plan
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     (b) Effect of Incentive Plan Awards on Other Compensation.

          (i) Plan Awards shall not be considered eligible pay under other plans, benefit arrangements, or fringe benefit arrangements of the Company or an Affiliated Corporation, unless otherwise provided under the terms of other plans.

          (ii) To the extent provided in the applicable benefit plan or benefit arrangement of the Company or an Affiliated Corporation, amounts payable as Plan Awards will be reduced in accordance with the Participant's compensation reduction election, if any, in effect under other plans at the time the Plan Award is otherwise payable.

     (c) No Guarantee, No Funding. The payment of a Plan Award for any Performance Period does not guarantee any person eligibility for or payment of a Plan Award for any other Performance Period. Plan Awards shall be paid solely from the general assets of the Participant's Employer, to the extent the payments are attributable to services for the Employer. To the extent any person acquires a right to receive payments from an Employer under the P4P, the right is no greater than the right of any other unsecured general creditor.

     (d) Tax Withholding. The Participant's Employer shall have the right to deduct from all payments made under the P4P any federal, state or local taxes required by law to be withheld with respect to the payments.

     (e) Governing Law. The provisions of the P4P shall be interpreted, construed, and administered in accordance with the referenced provisions of the Code and with the laws of the State of Delaware.

     (f) Awards Not Transferable. Subject to Section 6(h), no amount payable to, or held under the P4P for the account of, any Participant, spouse or beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any amount payable to, or held under the P4P for the account of, any Participant be in any manner liable for such Participant's debts, contracts, liabilities, engagements, or torts, or be subject to any legal process to levy upon or attach.

     (g) No Contract. This P4P shall not be deemed a contract of employment with any Participant, nor shall any provision hereof affect the right of the Company or any Affiliated Corporations to terminate a Participant's employment.

     (h) Payments to Minors and Incompetents; Death. If any Participant, spouse or beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such person or institution as the Committee may designate or to the duly

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                                  CONSECO, INC.
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                     2005 Pay For Performance Incentive Plan
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appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any such payment under the Plan. In the event of a Participant's death prior to payment of any Plan Award to which Participant is otherwise entitled, payment shall be made to the Participant's then-effective beneficiary or beneficiaries in accordance with the beneficiary designation on file with the Company. If no such beneficiary designation is in effect, payments shall be made to the Participant's estate.

     (i) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission of any terms of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m) of the Code, and such other arrangements may be either applicable generally or only in specific cases.

     (j) Compliance with Section 162(m) of the Code. It is the intent of the Company that compensation under the Plan payable to Covered Employees shall constitute Qualified Performance-based Compensation unless otherwise determined by the Committee at the time of allocation of an award. Accordingly, the terms of Section 4 and other provisions of the Plan, including the definitions and other terms used therein, shall be interpreted in a manner consistent with
Section 162(m) of the Code. If any provision of the Plan or any document relating to an award that is designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of
Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such award upon attainment of the applicable performance objectives. Notwithstanding the foregoing, however, whenever the Committee determines that it is advisable to grant or pay Plan Awards that do not qualify as Qualified Performance-based Compensation, the Committee may make grants or payments without satisfying the requirements of Section 162(m) of the Code, provided, however, that any such determination must be made prior to the time that any such grant or payment is made.

     (k) Severability; Entire Agreement. If any of the provisions of this Plan or any award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any award documents contain the entire agreement of the parties with respect to the subject matter thereof and, unless specified

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otherwise, supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter thereof.

     (l) Captions. The captions contained in the P4P are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan, nor do they in any way affect the construction of any provision of the Plan.

     (m) For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Participant) being in compliance with Section 409A shall mean, for an award that is a "deferral" under
Section 409A (a "409A Award"), that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Section 409A and, for an award that is not considered a "deferral" under Section 409A (a "non-409A Award"), that the term or event will not cause the award to be treated as a deferral subject to Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A, and any distribution subject to Section 409A(a)(2)(A)(i) (separation from service) to a "key employee" as defined under
Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i).

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